Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS THAT each of the undersigned directors of Visa Inc., a Delaware corporation, hereby constitutes and appoints Alfred F. Kelly, Jr., Vasant M. Prabhu, Kelly Mahon Tullier and Tracey L. Heaton, and each of them, his or her true and lawful attorney-in-fact and agent, each (acting alone and without the other) with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute in the name and on behalf of the undersigned a Registration Statement on Form S‑3 of Visa Inc., and to execute in the name and on behalf of the undersigned any and all amendments and supplements thereto, including pre-effective and post-effective amendments, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and other instruments necessary or appropriate in connection therewith, and to cause the same to be filed, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent (acting alone and without the other), full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as each such attorney-in-fact and agent, in his or her sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert W. Matschullat	Independent Chair	July 27, 2018
Robert W. Matschullat

/s/ Lloyd A. Carney	Director	July 27, 2018
Lloyd A. Carney

/s/ Mary B. Cranston	Director	July 27, 2018
Mary B. Cranston

/s/ Francisco Javier Fernández-Carbajal	Director	July 27, 2018
Francisco Javier Fernández-Carbajal

/s/ John F. Lundgren	Director	July 27, 2018
John F. Lundgren

/s/ Suzanne Nora Johnson	Director	July 27, 2018
Suzanne Nora Johnson

/s/ John A. C. Swainson	Director	July 27, 2018
John A. C. Swainson

/s/ Maynard G. Webb, Jr.	Director	July 27, 2018
Maynard G. Webb, Jr.